UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages
Suresnes, France	92150
(Address of principal executive offices)	(Zip Code)

+33 (0) 1 46 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Changes to Adam Meister Compensation

On February 20, 2020, following the recommendation of Talend S.A.’s (the “Company”) compensation committee of the board of directors (the “Compensation Committee”), the Company’s board of directors (the “Board”) approved increases to the base salary and target annual cash incentive compensation opportunity of Adam Meister, the Company’s Chief Financial Officer. Effective April 1, 2020, Mr. Meister’s base salary will increase from $350,000 to $415,000 and his target annual cash incentive compensation opportunity will increase from 60% to 65% of his base salary.

Adoption of Executive Incentive Compensation Plan; 2020 Executive Cash Bonus Plan

On February 20, 2020, following the recommendation of the Compensation Committee, the Board adopted an Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan will be administered by the Board or a committee appointed by the Board (the “Administrator”). The Incentive Compensation Plan allows the Administrator to provide cash incentive awards to selected employees, including the Company’s named executive officers, determined by the Administrator, based upon performance goals established by the Administrator. The Administrator, in its sole discretion, will establish a target award for each participant under the Incentive Compensation Plan, which may be expressed as a percentage of the participant’s average annual base salary for the applicable performance period, a fixed dollar amount, or such other amount or based on such other formula as the Administrator determines to be appropriate.

Under the Incentive Compensation Plan, the Administrator will determine the performance goals applicable to awards. The Incentive Compensation Plan includes a non-exhaustive list of performance goals from which the Administrator may select. The performance goals may be based on GAAP or non-GAAP results as determined by the Administrator. The goals may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit, segment, or company-wide basis. Any criteria used may be measured on such basis as the Administrator determines. The performance goals may differ from participant to participant and from award to award. The Administrator also may determine that a target award or a portion thereof will not have a performance goal associated with it but instead will be granted (if at all) in the Administrator’s sole discretion. Any actual results may be adjusted by the Administrator for one-time items or unbudgeted or unexpected items and/or payments of actual awards under the Incentive Compensation Plan when determining whether the performance goals have been met.

The Administrator may, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual award, or increase, reduce, or eliminate the amount allocated to the bonus pool. The actual award may be below, at, or above a participant’s target award, in the Administrator’s discretion. The Administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it will not be required to establish any allocation or weighting with respect to the factors it considers.

Actual awards will generally be paid in cash (or its equivalent) in a single lump sum only after they are earned and approved by the Administrator. The Administrator has the right, in its sole discretion, to settle an actual award with a grant of an equity award under the Company’s then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the Administrator determines in its sole discretion. Unless otherwise determined by the Administrator, to earn an actual award, a participant must be employed by the Company (or an affiliate of the Company, as applicable) through the date the bonus is paid.

The Incentive Compensation Plan will remain in effect until terminated in accordance with the terms of the Incentive Compensation Plan.

On February 20, 2020, following the recommendation of the Compensation Committee, the Board established the 2020 Executive Annual Cash Bonus Plan (the “2020 Bonus Plan”) under the Incentive Compensation Plan, in which the Company’s executive officers are eligible to participate, including its named executive officers. The 2020 Bonus Plan is designed to focus executive officers on two key performance goals—Net New ARR (weighted at 80% of the total bonus opportunity) and Non-GAAP Operating Margin (weighted at 20% of the total bonus opportunity) (collectively, the “2020 Performance Goals”). The Board set rigorous threshold, target and maximum levels of quarterly and annual targets under the 2020 Bonus Plan that will only be achievable through focused leadership efforts by the Company’s executive team.

Subject to the discussion below regarding quarterly payments, achievement of 80% of a 2020 Performance Goal target amount will result in a 50% payment percentage, achievement of the 2020 Performance Goal target amount will result in a 100% payment percentage, and achievement of 120% of the 2020 Performance Goal target amount will result in a 200% maximum payment percentage, with achievement between the percentage levels identified above resulting in a payment percentage with respect to the 2020 Performance Goal measure calculated based on a linear interpolation between those levels.

The participants in the 2020 Bonus Plan will be eligible to receive quarterly payments based on achievement of quarterly targets of the 2020 Performance Goals. However, any quarterly payment will be limited to 75% of target with the ability to benefit from a catch-up payment, following the end of the fourth quarter, equal to up to the amount of the achieved quarterly payout that exceeded the 75% payout limit, provided that the calculated payout under the annual targets of the 2020 Performance Goals is greater than the sum of the quarterly amounts actually paid. The Board, upon recommendation from Compensation Committee, implemented a modified quarterly payment structure from an annual payment structure in order to incentivize the consistent achievement of the performance goals throughout the fiscal year. The Board believes that this structure will provide incentives to better drive focus on outcomes through the year, ultimately promoting predictable and sustainable performance.

“Net New ARR” is defined under the 2020 Bonus Plan as the sequential change in total annual recurring revenue (ARR) from period to period, which reflects software subscription bookings added from both new and existing customers, including subscription bookings for Stitch, less the amount of ARR that is either (a) not renewed or (b) renewed for a lesser subscription value during the period as compared to the prior software subscription ARR value for such customer. To compute ARR, multi-year contracts and contracts with terms of less than one year are annualized by dividing the total commitment contract value by the number of months in the subscription term and then multiplying by twelve.

“Non-GAAP Operating Margin” is defined under the 2020 Bonus Plan as non-GAAP operating loss or profit divided by total revenue. Non-GAAP operating loss is the Company’s GAAP operating loss excluding share-based compensation expense, amortization of acquired intangible assets and certain transaction-related expenses.

The foregoing description of the Executive Incentive Compensation Plan does not purport to be complete and is qualified in its entirety by the full text of the Executive Incentive Compensation Plan, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Change of Control and Severance Agreements

On February 25, 2020, Talend, Inc., a wholly-owned subsidiary of the Company, entered into an Amended and Restated Change of Control and Severance Agreement with each of Mr. Meister and Laurent Bride, the Company’s Chief Operating Officer and Chief Technology Officer (each a “Named Executive Officer” and collectively, the “Named Executive Officers”), effective February 25, 2020 (the “Effective Date”) (collectively, the “Amended and Restated Change of Control and Severance Agreements”).

Each Named Executive Officer’s Amended and Restated Change of Control and Severance Agreement replaces and supersedes each Named Executive Officer’s prior Change of Control and Severance Agreement and any change of control or severance arrangements previously provided for in the applicable Named Executive Officer’s employment agreement or otherwise, except that the terms of the Expatriation Agreement between Talend, Inc., the Company, and Mr. Bride, dated June 22, 2015, as amended, providing for the repatriation of Mr. Bride under the Company upon termination of his employment with Talend, Inc., shall remain in full force and effect.

The Amended and Restated Change of Control and Severance Agreements have an initial three-year term from the Effective Date and will renew automatically for additional one-year terms unless either party provides the other with written notice of nonrenewal at least six months prior to the date of automatic renewal.

Under the Amended and Restated Change of Control and Severance Agreements, if the Named Executive Officer’s employment is terminated without "Cause" (and other than for death or "Disability") or the Named Executive Officer terminates his employment for "Good Reason," in each case within the period beginning three months prior to and ending 12 months following a "Change of Control" (as such terms are defined in the Amended and Restated Change of Control and Severance Agreements) (such period, the "Change of Control Period"), then such Named Executive Officer will be eligible to receive the following payments and benefits, subject to his or her timely execution and non-revocation of a release of claims:

●	A lump sum payment in an amount equal to 100% of his or her annual base salary;
●	A lump sum payment equal to the pro-rata portion of the Named Executive Officer’s target annual bonus (based on the number of full months worked by the Named Executive Officer during the fiscal year in which the Named Executive Officer’s employment is terminated);
●	Reimbursement of COBRA premiums through the earliest of (i) the 12-month anniversary of the date of the termination of employment, (ii) the date on which the Named Executive Officer or his eligible dependents become covered under similar plans, or (iii) the date on which the Named Executive Officer or his eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if Talend, Inc. determines that it cannot make these COBRA reimbursements without potentially violating applicable law, such Named Executive Officer will receive a lump sum payment equal to the monthly COBRA premium the Named Executive Officer would be required to pay to continue his group health coverage in effect on the date of his termination of employment, multiplied by 12; and
●	100% acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.

If a Named Executive Officer’s employment is terminated without “Cause” (and other than for death or "Disability") (as such terms are defined in the Amended and Restated Change of Control and Severance Agreements) and such termination occurs outside of the Change of Control Period, then such Named Executive Officer will be eligible to receive the following payments and benefits, subject to his timely execution and non-revocation of a release of claims:

●	A lump sum payment in an amount equal to 50% for Mr. Meister and 100% for Mr. Bride of his annual base salary;
●	A lump sum payment equal to the pro-rata portion of the Named Executive Officer’s target annual bonus (based on the number of full months worked by the Named Executive Officer during the fiscal year in which the Named Executive Officer’s employment is terminated); and
●	Reimbursement of COBRA premiums through the earliest of (i) the six-month anniversary (12-month anniversary for Mr. Bride) of the date of the termination of employment, (ii) the date on which the Named Executive Officer or his eligible dependents become covered under similar plans, or (iii) the date on which the Named Executive Officer or his eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if Talend, Inc. determines that it cannot make these COBRA reimbursements without potentially violating applicable law, such Named Executive Officer will receive a lump sum payment equal to the monthly COBRA premium the Named Executive Officer would be required to pay to continue his group health coverage in effect on the date of his termination of employment, multiplied by six (or 12 for Mr. Bride).

In the event any of the payments and/or benefits provided for under this agreement or otherwise payable to a Named Executive Officer would constitute "parachute payments" within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, such Named Executive Officer would be entitled to receive either full payment of such benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Named Executive Officer.

The foregoing descriptions of the terms of the Amended and Restated Change of Control and Severance Agreements does not purport to be complete and are qualified in their entirety by the full text of the Amended and Restated Change of Control and Severance Agreements, the form of which will be filed with the Company’s Annual Report on Form 10-K for the most recently completed fiscal year.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2020, the Board approved an update to Article 6 of the Company’s By-laws, effective immediately, solely to reflect an increase to the Company’s share capital as a result of shares issued upon completion of an offering purchase period under the Company’s Amended and Restated 2017 Employee Stock Purchase Plan.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, the English translation of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws (statuts) of Talend S.A. (English Translation)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel

Date: February 26, 2020